Exhibit 99.3

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Ms. Elaine Ketchmere, CFA Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

Cleantech Solutions Receives $2.0 Million in New Orders for Airflow-Dyeing Machines

WUXI, Jiangsu, China, June 20, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries and dyeing and finishing equipment to the textile industry, today announced that the Company has received purchase orders totaling RMB 12.2 million (approximately $2.0 million) for 21 airflow-dyeing machines from a new domestic customer.  Cleantech Solutions has received an advance payment of approximately $0.4 million, or 20% of the purchase price, will receive an additional 70% of the purchase price upon delivery, and will receive the remaining 10% within six months of delivery. The Company expects to begin delivering the units in September 2013.

The Company's airflow-dyeing machines use flowing air rather than water, which is used in the traditional dyeing process. The Company believes that its airflow technology reduces input costs, creates fewer wrinkles and less damage to the textile, and produces a reduced level of emissions.

"We expect strong order flow in our airflow dyeing machine business to continue through the rest of 2013," said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We are in the process of expanding capacity to meet anticipated demand and will begin marketing our new line of after-treatment products to existing customers later this year.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement
This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release, including the ability of the Company to generate meaningful profit margins from the sale of the products or to meet the timetable described in this press release or to generate sufficient volume to justify increasing our production capacity. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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